Exhibit 99.2

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

COMBINED CONDENSED BALANCE SHEETS

($ in thousands)

	As of
	March 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Accounts receivable less allowance for doubtful accounts of $1,017 and $855 at March 30, 2018 and December 31, 2017, respectively	$140,778	$123,713
Inventories
Finished goods	15,328	15,825
Work in process	5,790	5,827
Raw materials	55,056	52,213

Total Inventories	76,174	73,865
Prepaid expenses and other current assets	7,539	6,777

Total current assets	224,491	204,355
Property, plant and equipment, net of accumulated depreciation of $265,581 and $262,420 at March 30, 2018 and December 31, 2017, respectively	104,389	102,113
Other assets	8,050	7,781
Goodwill	538,329	538,238
Other intangible assets, net	19,456	19,543

Total assets	$894,715	$872,030

LIABILITIES AND PARENT’S EQUITY
Current liabilities:
Trade accounts payable	$106,346	$99,234
Accrued expenses	48,904	55,565
Short-term borrowings	3,666	3,950

Total current liabilities	158,916	158,749
Other long-term liabilities	54,248	50,373
Parent’s equity:
Net Parent investment	712,432	695,926
Accumulated other comprehensive loss	(30,881)	(33,018)

Total Parent’s equity	681,551	662,908

Total liabilities and Parent’s equity	$894,715	$872,030

See the accompanying Notes to the Combined Condensed Financial Statements.

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

COMBINED CONDENSED STATEMENTS OF EARNINGS

($ in thousands)

(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Sales	$250,645	$218,764
Cost of sales	(146,117)	(129,127)

Gross profit	104,528	89,637
Operating costs:
Selling, general and administrative expenses	(37,719)	(35,006)
Research and development expenses	(9,074)	(8,912)

Operating profit	57,735	45,719
Interest expense and other	(141)	(69)

Earnings before income taxes	57,594	45,650
Income taxes	(9,749)	(11,000)

Net earnings	$47,845	$34,650

See the accompanying Notes to the Combined Condensed Financial Statements.

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

COMBINED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

($ in thousands)

(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Net earnings	$47,845	$34,650
Other comprehensive income, net of income taxes:
Foreign currency translation adjustments	1,585	3,831
Pension adjustments	552	209

Total other comprehensive income, net of income taxes	2,137	4,040

Comprehensive income	$49,982	$38,690

See the accompanying Notes to the Combined Condensed Financial Statements.

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

COMBINED CONDENSED STATEMENTS OF CHANGES IN PARENT’S EQUITY

($ in thousands)

(unaudited)

	Accumulated Other Comprehensive Income (Loss)	Net Parent Investment
Balance, December 31, 2017	$(33,018)	$695,926
Adoption of accounting standards	—	(46)

Balance, January 1, 2018	(33,018)	695,880
Net earnings for the year	—	47,845
Net transfers to Parent	—	(32,205)
Other comprehensive income	2,137	—
Stock-based compensation expense	—	912

Balance, March 30, 2018	$(30,881)	$712,432

See the accompanying Notes to the Combined Condensed Financial Statements.

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

COMBINED CONDENSED STATEMENTS OF CASH FLOWS

($ in thousands)

(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net earnings	$47,845	$34,650
Noncash items:
Depreciation	4,000	3,886
Amortization	74	90
Stock-based compensation expense	912	1,231
Change in deferred income taxes	3,919	2,000
Change in accounts receivable, net	(16,697)	(7,817)
Change in inventories	(2,100)	(3,670)
Change in trade accounts payable	6,823	3,156
Change in prepaid expenses and other assets	(997)	(1,864)
Change in accrued expenses and other liabilities	(6,166)	(6,378)

Net cash provided by operating activities	37,613	25,284

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(5,478)	(5,457)

Net cash used in investing activities	(5,478)	(5,457)

Cash flows from financing activities:
Net transfers to Parent	(32,205)	(22,353)
Net repayments of short-term borrowings	(132)	—

Net cash used in financing activities	(32,337)	(22,353)

Effect of exchange rate changes on net transfers to Parent	202	2,526

Net change in cash and equivalents	—	—
Beginning balance of cash and equivalents	—	—

Ending balance of cash and equivalents	$—	$—

See the accompanying Notes to the Combined Condensed Financial Statements.

AUTOMATION & SPECIALTY BUSINESS OF FORTIVE CORPORATION

NOTES TO THE COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1. BUSINESS OVERVIEW AND BASIS OF PRESENTATION

The accompanying combined condensed financial statements present the historical financial position, results of operations, changes in Fortive Corporation’s (“Fortive” or “Parent”) equity and cash flows of the Automation & Specialty platform, excluding Fortive’s Hengstler and Dynapar businesses (the “A&S Business” or the “Company”) in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the preparation of carved-out combined financial statements. The Hengstler and Dynapar businesses are not included in the accompanying combined condensed financial statements as they are excluded from the proposed transaction and will remain part of Fortive. The A&S Business had operated as part of Danaher Corporation’s (“Danaher” or the “Former Parent”) Industrial Technologies segment prior to the separation of Fortive from Danaher on July 2, 2016 (the “Danaher Separation”) and, following the Danaher Separation, as part of the Automation & Specialty platform within Fortive’s Industrial Technologies segment.

The A&S Business consists of certain operating units of Parent that are recognized leaders in attractive markets globally. The A&S Business provides a wide range of electromechanical and electronic motion control products and mechanical components as well as supplemental braking systems for commercial vehicles. The automation products are sold in various precision motion markets, such as the markets for packaging equipment, medical equipment, metal forming equipment, robotics and food and beverage processing applications. The A&S Business is also a leading worldwide supplier of supplemental braking systems for commercial vehicles. The A&S Business’s research and development, manufacturing, sales, distribution, service and administrative facilities are located across North America, Asia Pacific, Europe and Latin America.

On March 7, 2018, Fortive announced that it and Stevens Holding Company, Inc. (“Newco”), a wholly-owned subsidiary of Fortive, had entered into definitive agreements with Altra Industrial Motion Corp., a Delaware corporation (“Altra”), and McHale Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Altra (“Merger Sub”), for a transaction (collectively, the “Transactions”) pursuant to which, subject to the terms and conditions of certain definitive agreements, Fortive will transfer certain assets and liabilities constituting a portion of the A&S Business to Newco or one or more subsidiaries of Fortive, and will cause any applicable subsidiaries of Fortive to convey to Fortive or its designated subsidiary (other than Newco or any of Newco’s subsidiaries) certain excluded assets and excluded liabilities. Immediately thereafter, Fortive will contribute all equity interests in each such subsidiary of Fortive holding assets and liabilities constituting the A&S Business to Newco in exchange for (i) a number of shares of common stock, par value $0.01 per share of Newco (the “Newco Common Stock”), (ii) securities representing indebtedness of Newco in an aggregate principal amount determined pursuant to such definitive agreements, and (iii) cash dividend in an aggregate amount determined pursuant to such definitive agreements. In addition, as part of the Transactions, Fortive will distribute to its stockholders all of the issued and outstanding shares of Newco Common Stock held by Fortive, at Fortive’s option, by way of an exchange offer or a pro rata dividend, or a combination thereof (the “Distribution”), followed by merger of Merger Sub with and into Newco (the “Merger”), with Newco surviving as a wholly-owned subsidiary of Altra and with the issued and outstanding shares of Newco Common Stock converted in the Merger into shares of common stock, par value $0.001 per share, of Altra. In addition, as part of the Transactions, Fortive will transfer certain non-U.S. assets, liabilities and entities of the A&S Business to certain subsidiaries of Altra, and the Altra subsidiaries will assume substantially all of the liabilities associated with the transferred assets. Upon completion of the Merger, holders of Fortive’s common stock participating in the Distribution are expected to own in the aggregate approximately 54% of the outstanding shares of Altra common stock on a fully-diluted basis immediately following the Merger. The Transactions are expected to be completed in 2018. Altra and Fortive anticipate that certain direct sales of certain non-U.S. assets, liabilities and entities of the A&S Business to certain subsidiaries of Altra will be completed after the closing date of the Merger due to regulatory and other delays in certain jurisdictions outside the United States.

The Transactions remain subject to the approval of the issuance of shares of Altra common stock in the Merger by Altra’s stockholders and the satisfaction of customary closing conditions, including regulatory approvals and the absence of a Material Adverse Effect with respect to either the A&S Business or Altra.

The A&S Business has historically operated as part of Fortive and not as a stand-alone company and has no separate legal status or existence. The financial statements have been derived from Fortive’s historical accounting records and are presented on a carved-out basis. All revenues and costs as well as assets and liabilities directly associated with the A&S Business’s activity are included as a component of the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Fortive’s corporate office and from other Fortive businesses to the A&S Business and allocations of related assets, liabilities, and Parent’s investment, as applicable. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had the A&S Business been an entity that operated independently of Fortive. Related party allocations are discussed further in Note 8.

As part of Fortive, the A&S Business is dependent upon Fortive for all of its working capital and financing requirements as Fortive uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the A&S Business are accounted for through the Parent investment account of the A&S Business. Accordingly, none of Fortive’s cash, cash equivalents or debt at the corporate level has been included in the A&S Business in the Combined Condensed Balance Sheets. The impact of foreign currency exchange rates on the cash that the A&S Business had access to during the periods presented is reflected in the Combined Condensed Statements of Cash Flows.

Net Parent investment, which includes retained earnings, represents Fortive’s interest in the recorded net assets of the A&S Business. All significant transactions between the A&S Business and Fortive have been included in the accompanying combined condensed financial statements. Transactions with Fortive are reflected in the accompanying Combined Condensed Statements of Changes in Parent’s Equity as “Net transfers to parent” and in the accompanying Combined Condensed Balance Sheets within “Net Parent investment”.

All significant intercompany accounts and transactions between the operations comprising the A&S Business have been eliminated in the accompanying financial statements.

The accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to fairly present the A&S Business’s financial position as of March 30, 2018 and December 31, 2017, and its results of operations and cash flows for the three months ended March 30, 2018 and March 31, 2017.

Accumulated Other Comprehensive Income (Loss)—Foreign currency translation adjustments are generally not adjusted for income taxes as they relate to indefinite investments in non-U.S. subsidiaries. The changes in accumulated other comprehensive income (loss) by component are summarized below ($ in thousands):

	Foreign currency translation adjustments	Pension & postretirement plan benefit adjustments (b)		Total
For the three months ended March 30, 2018:
Balance, December 31, 2017	$(20,385)	$(12,633)		$(33,018)
Other comprehensive income before reclassifications, net of income taxes	1,585	—		1,585
Amounts reclassified from accumulated other comprehensive income:
Increase	—	552	(a)	552

Income tax impact	—	—		—

Amounts reclassified from accumulated other comprehensive income, net of income taxes	—	552	(a)	552

Net current period other comprehensive income, net of income taxes	1,585	552		2,137

Balance, March 30, 2018	$(18,800)	$(12,081)		$(30,881)

For the three months ended March 31, 2017:
Balance, December 31, 2016	$(30,471)	$(9,848)		$(40,319)
Other comprehensive income before reclassifications, net of income taxes	3,831	—		3,831
Amounts reclassified from accumulated other comprehensive income:
Increase	—	209	(a)	209
Income tax impact	—	—		—

Amounts reclassified from accumulated other comprehensive income, net of income taxes	—	209	(a)	209

Net current period other comprehensive income, net of income taxes	3,831	209		4,040

Balance, March 31, 2017	$(26,640)	$(9,639)		$(36,279)

(a)	This accumulated other comprehensive income component is included in the computation of net periodic pension cost (refer to Note 5 for additional details).
(b)	Includes balances relating to non-U.S. employee defined benefit plans and other postretirement employee benefit plans.

Subsequent Events—The A&S Business has evaluated subsequent events for recording or disclosure in these financial statements through June 21, 2018, the date the financial statements will be available to be issued.

Recently Issued Accounting Standards—In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which will require, among other items, lessees to recognize a right-of-use asset and a lease liability for most leases. The standard also requires disclosures by lessees and lessors about the amount, timing and uncertainty of cash flows arising from leases. The accounting applied by a lessor is largely unchanged from that applied under the current standard. This standard is effective for the A&S Business beginning January 1, 2019 (with early adoption permitted) using a modified retrospective transition approach and provides for certain practical expedients. In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605),

Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), which provided additional implementation guidance on the previously issued ASUs. The A&S Business is currently evaluating the impact of this standard on its financial statements.

NOTE 2. GOODWILL

The following is a rollforward of the A&S Business’s goodwill ($ in thousands):

Balance, December 31, 2017	$538,238
Foreign currency translation	91

Balance, March 30, 2018	$538,329

The A&S Business has not identified any “triggering” events which would have indicated a potential impairment of goodwill in the three months ended March 30, 2018.

NOTE 3. SHORT-TERM BORROWINGS

As of March 30, 2018 and December 31, 2017, the A&S Business had short-term borrowings outstanding of $3,666,000 and $3,950,000 under its general credit agreement with Citibank A.S. (the “Credit Agreement”).

The A&S Business recorded interest expense of $156,000 and $98,000 during the three months ended March 30, 2018 and March 31, 2017, respectively, in connection with the Credit Agreement.

NOTE 4. REVENUE

On January 1, 2018, the A&S Business adopted ASU 2014-09 Revenue from Contracts with Customers (“Topic 606”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the A&S Business’s historic accounting policy under ASC Topic 605 Revenue Recognition. The A&S Business recorded an immaterial transition adjustment to opening net Parent investment as of January 1, 2018 due to the cumulative impact of adopting Topic 606. The impact to revenues as a result of applying Topic 606 for the quarter ended March 30, 2018 was immaterial.

The A&S Business’s significant accounting policies are detailed in Note 2 of the annual audited combined financial statements included elsewhere in this prospectus. Significant changes to the accounting policies as a result of adopting Topic 606 are discussed below:

Revenue Recognition—The A&S Business derives revenues primarily from the sale of products. Revenue is recognized when control of promised products are transferred to customers in an amount that reflects the consideration the A&S Business expects to be entitled to in an exchange for those products. For revenue related to a product to qualify for recognition, the A&S Business must have an enforceable contract with a customer that defines the products to be transferred and the payment terms related to those products. Further, collection of substantially all consideration for the products transferred must be probable based on the customer’s intent and ability to pay the promised consideration. Judgment is applied in determining the customer’s ability and intention to pay, which is based on a combination of financial and qualitative factors, including the customers’ financial condition, collateral, debt-servicing ability, past payment experience and credit bureau information.

Customer allowances and rebates, consisting primarily of volume discounts and other short-term incentive programs, are considered in determining the transaction price for the contract; these allowances and rebates are reflected as a reduction in the contract transaction price. Significant judgment is exercised in determining product returns, customer allowances and rebates, and are estimated based on historical experience and known trends.

Most of the A&S Business’s sales contracts contain standard terms and conditions. Contracts are evaluated to identify distinct products promised in the contract (performance obligations). Sometimes this evaluation involves judgment to determine whether the products are highly dependent on or highly interrelated with one another, or whether such products significantly modify or customize one another. The A&S Business allocates the contract transaction price to each performance obligation using the observable price that the product sells for separately in similar circumstances and to similar customers, and/or a residual approach when the observable selling price of a product is not known and is either highly variable or uncertain. Allocating the transaction price to each performance obligation sometimes requires significant judgment.

The principal terms of sale for the A&S Business are FOB Shipping Point, or equivalent, and, as such, the A&S Business primarily records revenue upon shipment as performance obligations are satisfied at that time. The A&S Business evaluates contracts with delivery terms other than FOB Shipping Point and recognizes revenue when performance obligations have been satisfied. If any significant obligation to the customer with respect to a sales transaction remains to be fulfilled following shipment (typically installation or acceptance by the customer), revenue recognition is deferred until such obligations have been fulfilled. Further, revenue related to separately priced product maintenance agreements is deferred when appropriate and recognized as revenue over the term of the agreement.

Contract Assets—In certain circumstances, the A&S Business records contract assets which include unbilled amounts typically resulting from sales under contracts when revenue recognized exceeds the amount billed to the customer, and right to payment is not subject only to the passage of time. These contract assets are immaterial.

Deferred sales commissions are generally not capitalized as the amortization period is one year or less, and the A&S Business elected to use the practical expedient to expense these sales commissions as incurred. As of March 30, 2018, the A&S Business did not have any deferred sales commissions with amortization periods longer than one year.

During the first three months of 2018, the A&S Business did not recognize any impairment losses on its contract assets.

Contract Liabilities—The A&S Business’s contract liabilities consist of deferred revenue generally related to installation and product maintenance agreements, where in most cases up-front payments have been received and revenue recognized over the support term. The A&S Business classifies deferred revenue as current or noncurrent based on the timing of when it expects to recognize revenue. The noncurrent portion of deferred revenue is included in other long-term liabilities in the combined condensed balance sheets.

The A&S Business’s contract liabilities consisted of the following ($ in thousands):

	As of
	March 30, 2018	December 31, 2017
Deferred revenue - current	$2,957	$2,000
Deferred revenue - noncurrent	154	157

Total contract liabilities	$3,111	$2,157

The increase in the A&S Business’s contract liabilities from December 31, 2017 to March 30, 2018 was primarily due to the timing and mix of product sales. In the first three months of 2018, the A&S Business recognized $141,000 of revenue related to its contract liabilities at January 1, 2018.

Remaining Performance Obligations—The remaining performance obligations represent the transaction price of firm, noncancelable orders, with expected delivery dates to customers greater than one year from March 30, 2018, for which work has not been performed. The A&S Business has excluded performance obligations with an original expected duration of one year or less from the amounts below. The aggregate performance obligations as of March 30, 2018 are $6,221,000, the majority of which are related to contracts to sell products. Approximately 25 percent of the remaining performance obligations will be fulfilled within the next four years with the remaining 75 percent expected to be fulfilled thereafter.

Disaggregation of Revenue

The A&S Business disaggregates revenue from contracts with customers by geographic location, major product group and end market as it best depicts how the nature, amount, timing and uncertainty of the A&S Business’s revenue and cash flows are affected by economic factors. Disaggregation of revenue for the three months ended March 30, 2018 and March 31, 2017 is presented as follows ($ in thousands):

	Three Months Ended
	March 30, 2018	March 31, 2017
Geographic:
United States	$117,133	$104,466
China	30,096	27,356
Germany	28,234	23,016
All other (each country individually less than 5% of total sales)	75,182	63,926

Total	$250,645	$218,764

Major Product Group:
Motors	$88,040	$71,506
Brakes, clutches and resolvers	67,747	58,833
Linear devices	60,464	57,511
All other	34,394	30,914

Total	$250,645	$218,764

End Markets:
Direct sales
Automotive	$60,800	$51,470
Industrial & Manufacturing	50,600	38,951
Medical	27,500	26,300
Other	51,045	48,545

Total direct sales	189,945	165,266

Distributors	60,700	53,498

Total	$250,645	$218,764

NOTE 5. DEFINED BENEFIT PLANS

For a full description of the A&S Business’s noncontributory defined benefit pension plans, refer to Note 8 of its annual audited combined financial statements included elsewhere within this prospectus.

The following sets forth the components of the A&S Business’s net periodic pension costs associated with the noncontributory defined benefit pension plans ($ in thousands):

	Three Months Ended
	March 30, 2018	March 31, 2017
Service cost	$126	$130
Interest cost	42	37
Expected return on plan assets	(318)	(318)
Amortization of net loss	242	257

Net periodic pension cost	$92	$106

For a full description of the A&S Business’s other postretirement benefit plans, refer to Note 9 of its annual audited combined financial statements included elsewhere within this prospectus.

The following sets forth the components of the A&S Business’s net periodic benefit cost of the other postretirement benefit plans ($ in thousands):

	Three Months Ended
	March 30, 2018	March 31, 2017
Service cost	$25	$24
Interest cost	43	42
Amortization of net gain	(23)	(48)

Net periodic benefit cost	$45	$18

On January 1, 2018, the A&S Business retrospectively adopted ASU No. 2017-07, Compensation—Retirement Benefits (Topic 715). Accordingly, the A&S Business has included all components of net periodic pension costs, with the exception of service costs, in other non-operating expenses as a component of interest expense and other in the accompanying Combined Condensed Statements of Earnings. Service costs continue to be included in cost of sales and selling, general and administrative expenses in the accompanying Combined Condensed Statements of Earnings according to the classification of the participant’s compensation. This reclassification of prior year pension cost decreased operating income by $29,000 for the three months ended March 31, 2017.

Employer Contributions

During 2018, Fortive’s cash contribution requirements for the A&S Business’s U.S other postretirement employee benefit plans and non-U.S. defined benefit pension plans are expected to be approximately $453,000 and $497,000, respectively. The actual amounts to be contributed depend upon, among other things, legal requirements, underlying asset returns, the plan’s funded status, the anticipated tax deductibility of the contribution, local practices, market conditions, interest rates and other factors.

NOTE 6. INCOME TAXES

The A&S Business’s effective tax rate for the three months ended March 30, 2018 was 17%, as compared to 24% for the three months ended March 31, 2017. The year-over-year decrease was due primarily to favorable impacts in 2018 resulting from a lower statutory tax rate in the United States as a result of the Tax Cuts and Jobs Act (“TCJA”), the impact of favorable adjustments to the provisional estimates recorded in 2017 related to the TCJA, as well as other federal and international tax benefits.

The A&S Business’s effective tax rates for 2018 and 2017 differ from the U.S. federal statutory rate of 21% and 35%, respectively, due primarily to earnings outside the United States that are indefinitely reinvested and taxed at rates lower than the U.S. federal statutory rate, the impact of credits and deductions provided by law, and the effect of favorable adjustments to the provisional estimates recorded in 2017 related to the TCJA, as permitted under SEC Staff Accounting Bulletin No. 118 (“SAB 118”). These provisional estimates decreased income tax expense by $1,147,000 during the three months ended March 30, 2018. The A&S Business will continue to evaluate the effects of the TCJA on the 2017 provisional estimates through the end of the SAB 118 allowable measurement period. Refer to Note 10 of the A&S Business’s audited annual combined financial statements included elsewhere in this prospectus for further details, including disclosures pursuant to SAB 118 interpretive guidance and provisional estimates for all TCJA effects.

NOTE 7. COMMITMENTS AND CONTINGENCIES

For a description of the A&S Business’s litigation and contingencies, refer to Note 12 of the A&S Business’s annual audited combined financial statements included elsewhere in this prospectus.

The A&S Business generally accrues estimated warranty costs at the time of sale. In general, manufactured products are warranted against defects in material and workmanship when properly used for their intended purpose, installed correctly, and appropriately maintained. Warranty period terms depend on the nature of the product and range from ninety days up to five years. The amount of the accrued warranty liability is determined based on historical information such as past experience, product failure rates or number of units repaired, estimated cost of material and labor, and in certain instances estimated property damage. The accrued warranty liability is reviewed on a quarterly basis and may be adjusted as additional information regarding expected warranty costs becomes known.

The following is a rollforward of the A&S Business’s accrued warranty liability ($ in thousands):

Balance, December 31, 2017	$4,146
Accruals for warranties issued during the period	388
Settlements made	(655)
Effect of foreign currency translation	(1)

Balance, March 30, 2018	$3,878

NOTE 8. RELATED PARTY TRANSACTIONS

Allocations of Expenses Prior to the Transactions

The A&S Business has historically operated as part of Fortive and not as a stand-alone company. Accordingly, certain shared costs have been allocated to the A&S Business and are reflected as expenses in these financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the A&S Business for purposes of the carved-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the A&S Business had operated as a separate stand-alone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by the A&S Business.

Corporate Expenses

Certain corporate overhead and other shared expenses incurred by Fortive and its subsidiaries have been allocated to the A&S Business and are reflected in the Combined Condensed Statements of Earnings. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support Fortive information technology infrastructure, facilities, compliance, human resources, marketing and legal functions and financial management and transaction processing including public company reporting, consolidated tax filings and tax planning, Fortive benefit plan administration, risk management and consolidated treasury services, certain employee benefits and incentives, and stock-based compensation administration. These costs are allocated using methodologies that management believes are reasonable for the item being allocated. Allocation methodologies include the A&S Business’s relative share of revenues, headcount, or functional spend as a percentage of the total.

Insurance Programs Administered by Fortive

In addition to the corporate allocations noted above, the A&S Business was allocated expenses related to certain insurance programs Fortive administers on behalf of the A&S Business, including automobile liability, workers’ compensation, general liability, product liability, directors and officers liability, cargo, and property insurance. These amounts are allocated using various methodologies, as described below.

Included within the insurance cost allocation are allocations related to programs for which Fortive is self-insured up to a certain amount. For the self-insured component, costs are allocated to the A&S Business based on incurred claims of the A&S Business. Fortive has premium based policies which cover amounts in excess of the self-insured retentions. The A&S Business is allocated a portion of the total insurance cost incurred by Fortive based on its pro-rata portion of Fortive’s total underlying exposure base. An estimated liability relating to the A&S Business’s known and incurred but not reported claims has been allocated to the A&S Business and reflected on the accompanying Combined Condensed Balance Sheets.

Medical Insurance Programs Administered by Fortive

In addition to the corporate allocations noted above, the A&S Business was allocated expenses related to the medical insurance programs Fortive administers on behalf of the A&S Business. These amounts were allocated using actual medical claims incurred during the period for the associated employees attributable to the A&S Business.

Deferred Compensation Program Administered by Fortive

Certain employees of the A&S Business participate in Fortive’s nonqualified deferred compensation programs that permit officers, directors and certain management employees to defer a portion of their compensation, on a pre-tax basis, until their termination of employment. Participants may choose among alternative earning rates for the amounts they defer, which are primarily based on investment options within Fortive’s 401(k) program (except that the earnings rates for amounts contributed unilaterally by the A&S Business are entirely based on changes in the value of Fortive’s common stock). All amounts deferred under this plan are unfunded, unsecured obligations of the A&S Business.

The amounts of related party expenses allocated to the A&S Business from Fortive and its subsidiaries for the three months ended March 30, 2018 and March 31, 2017, were as follows ($ in thousands):

	Three Months Ended
	March 30, 2018	March 31, 2017
Allocated corporate expenses	$4,807	$4,195
Directly Related Charges:
Insurance programs expenses	246	278
Medical insurance programs expenses	6,068	5,290
Deferred compensation programs expenses	99	75

Total related party expenses	$11,220	$9,838

Revenue and Other Transactions Entered Into In the Ordinary Course of Business

Certain of the A&S Business’s revenue arrangements related to contracts entered into in the ordinary course of business with Fortive and its affiliates.

The A&S Business recorded revenues of approximately $1,099,000 and $1,104,000 from sales to Fortive and its subsidiaries during the three months ended March 30, 2018 and March 31, 2017, respectively. The A&S Business recorded revenues of approximately $412,000 and $367,000 from sales to Danaher and its subsidiaries for the three months ended March 30, 2018 and March 31, 2017, respectively.

The A&S Business recorded purchases of approximately $1,020,000 and $689,000 from Fortive and its subsidiaries during the three months ended March 30, 2018 and March 31, 2017, respectively. Purchases from Danaher and its subsidiaries were immaterial for each of the three month periods ended March 30, 2018 and March 31, 2017.